Exhibit 10.4
EXECUTION COPY
EBIX, INC.
CONVERTIBLE NOTE
PURCHASE AGREEMENT
August 24, 2009

CONVERTIBLE NOTE PURCHASE AGREEMENT
THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (the “Agreement”) is made effective as of August 24, 2009, by and between Ebix, Inc., a Delaware corporation (the “Company”), and Rennes Foundation (the “Investor”), with respect to the following recitals.
RECITALS
A. The Company desires to issue and sell and the Investor desires to purchase convertible promissory notes in substantially the form attached to this Agreement as Exhibit A (collectively, the “Notes”), which shall be convertible on the terms stated therein into common stock, par value $.10 per share (the “Common Stock”), of the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:
“Action” shall have the meaning ascribed to such term in Section 4.10.
“Affiliate” of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate of the Investor.
“Agreement” means this Agreement and all Exhibits and Schedules hereto.
“Closing” shall have the meaning ascribed to such term in Section 3.1.
“Closing Date” shall have the meaning ascribed to such term in Section 3.1.
“Code” shall have the meaning ascribed to such term in Section 4.35.
“Common Stock” means the Company’s common stock, par value $0.10 per share.
“Conversion Price” means the conversion price in effect on any given date, which initially shall be equal to $50.00, but which shall be subject to adjustment as described herein and in the Note.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Conversion Shares” or “Shares” means the shares of Common Stock issued or issuable upon conversion of any of the Convertible Note.
“Convertible Note” or “Note” means the promissory note, in the form attached hereto as Exhibit A, to be issued by the Company to the Investor.
“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.
“Environmental Laws or Regulations” means any federal, state or local statute, law, ordinance or regulation that relates to or deals with hazardous substances, human health or the environment, and all regulations promulgated by a regulatory body pursuant to any of the foregoing statutes, laws, regulations, or ordinances.
“ERISA” shall have the meaning ascribed to such term in Section 4.35.
“Evaluation Date” shall have the meaning ascribed to such term in Section 4.18.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended to date.
“Exempt Issuance” means (a) the vesting of shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to the Company’s 1996 Stock Option Plan, as amended (provided that any such vesting shall not exceed 10% of the Company’s outstanding shares and/or options, in the aggregate, in any twelve-month period), (b) the issuance of securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) the issuance of securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with or complementary to the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“Financial Statements” means the Company’s audited financial statements as of and for the year ended December 31, 2008 and unaudited quarterly financial statements of the Company for the quarter ended June 30, 2009.

“GAAP” shall have the meaning ascribed to such term in Section 4.8.
“Indemnifiable Losses” shall have the meaning ascribed to such term in Section 9.1.
“Intellectual Property” means (i) all proprietary rights, privileges and priorities provided under U.S., state and foreign law relating to U.S. and foreign patents and patent applications, trademarks, service marks and registrations thereof and applications therefor, copyrights and copyright registrations and applications, mask works and registrations thereof, know-how, and trade secrets; (ii) proprietary inventions, discoveries, ideas, technology, data, information, and processes; (iii) proprietary drawings, designs, licenses, computer programs and software, and technical information including but not limited to proprietary information embodied in material specifications, processing instructions, equipment specifications, product specifications, confidential data, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto; and (iv) all amendments, modifications, and improvements to any of the foregoing.
“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 4.15.
“Knowledge” means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry. The knowledge of an entity shall include the knowledge of the individuals who are executive officers of such entity at the time in question.
“Legend Removal Date” shall have the meaning ascribed to such term in Section 6.10(c).
“Liens” means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.
“Mandatory Conversion Notice” shall have the meaning ascribed to such term in Section 2.2(b).
“Mandatory Conversion Notice Date” shall have the meaning ascribed to such term in Section 2.2(b).
“Material Adverse Effect” means any effect that may be materially adverse to (a) the business, operations, results of operations, prospects, assets (including intangible assets), liabilities or condition (financial or otherwise) of the Company and its Affiliates, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents or any other agreement or instrument to be entered into in connection with this Agreement.
“Material Permits” shall have the meaning ascribed to such term in Section 4.13.
“Note” shall have the meaning ascribed to such term in Section 2.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Plan” or “Plans” shall have the meaning ascribed to such term in Section 4.35.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Product Liability” means any liability, claim or expense, including but not limited to attorneys’ fees and medical expenses, arising in whole or in part out of a breach of any express or implied product warranty by the Company, strict liability in tort, negligent manufacture of product, negligent provision of services, product recall, or any other allegation of liability arising from the design, testing, manufacture, packaging, labeling (including instructions for use), or sale of products.
“Prospectus” shall have the meaning ascribed to such term in Section 9.1.
“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.
“Purchased Securities” means the Convertible Note and the Conversion Shares.
“Registration Statement” means a registration statement meeting the requirements set forth in Section 6.12 below and covering the resale by the Investor of the Conversion Shares. The term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to such Registration Statement.
“Required Approvals” shall have the meaning ascribed to such term in Section 4.5.
“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon exercise or conversion in full of all Notes, ignoring any conversion or exercise limits set forth therein.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“Schedule of Exceptions” shall have the meaning ascribed to such term in Article 4.
“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“SEC Reports” shall have the meaning ascribed to such term in Section 4.8.
“Securities Act” means the United States Securities Act of 1933, as amended, and all regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Subsidiary” means any subsidiary of the Company as set forth on Schedule 4.1 and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.
“Threshold Period” shall have the meaning ascribed to such term in Section 2.2(b).
“Trading Day” means a day on which the Nasdaq Stock Market (or such other Trading Market on which the Company’s Common Stock is then traded) is open for trading.
“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.
Section 1.2 Definitional Provisions.
(a) The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.
(b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Terms referring to a masculine gender shall be deemed to refer to the feminine or neuter genders, as applicable.
(c) References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

(d) The term “person” includes any individual, partnership, joint venture, corporation, limited liability company, trust, entity, unincorporated organization or government or any department or agency thereof.
(e) The term “dollars” or “$” shall refer to the currency of the United States of America.
(f) All references to time shall refer to Atlanta, Georgia time.
ARTICLE II
PURCHASE AND SALE OF CONVERTIBLE NOTES
Section 2.1 Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, a Note, in substantially the form attached hereto as Exhibit A, in the original principal amount of $5,000,000 (the “Note”), at a purchase price equal to 100% of the principal amount thereof (the “Purchase Price”).
Section 2.2 Note Conversion.
(a) Optional Conversion. The Investor may, at its option, purchase shares of the Company’s Common Stock by converting amounts outstanding under the Note or, if applicable, the Additional Note and the Subsequent Note, at the applicable Conversion Price as provided therein (in each case, a “Note Conversion Closing”). At each Note Conversion Closing, the Company shall issue certificates representing any shares purchased under this Section 2.2 in a form acceptable to the Investor and Investor’s counsel, and the Investor shall pay the Conversion Price of $50.00 per share (subject to adjustment as provided therein) for such shares by surrendering the applicable Note(s) to the Company.
(b) Company Option. The company at its option may decide to pay the Investor cash in lieu of a share conversion. The company at its sole discretion, would have the option to pay the Investor the closing price of the shares on the day when the investor notified the Company, about its intent to convert the note. The company would have 7 business days to settle the cash payment to the Investor, unless it decides not pay cash and instead settle in shares priced at $50 per share.
Section 2.3 Use of Proceeds. The Company shall use the cash proceeds of the sale of the Notes (a) for the Company’s strategic acquisition and working capital needs and (b) to pay any bank debts that the company might have at this time.

ARTICLE III
THE CLOSING
Section 3.1 Closing. The purchase and sale of the Notes shall take place at the offices of the Company, at 10:00 a.m., on August 25, 2009 (the “Closing”). At the Closing, the Company shall deliver to the Investor the Note that the Investor is purchasing against delivery to the Company by the Investor of a check or wire transfer in the amount of $5,000,000.00 payable to the Company’s order (or by wire of funds in such amount to the Company’s designated bank account).
Section 3.2 Closing Deliveries.
(a) Company Deliveries. On the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:
(i) this Agreement duly executed by the Company; and
(ii) a Note registered in the name of the Investor in the principal amount of $5,000,000.
(b) Investor Deliveries. On the Closing Date, the Investor shall deliver or cause to be delivered to the Company the following:
(i) this Agreement duly executed by the Investor; and
(ii) the payment of the Purchase Price by the Investor, in the manner specified in Section 3.1 above.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Attached hereto as Schedule A is the Schedule of Exceptions containing sections numbered to correspond to the sections of this Article 4 (the “Schedule of Exceptions”). Except as specifically set forth in the corresponding section of such Schedule of Exceptions (or in any other section of the Schedule of Exceptions so long as the applicability of such disclosure to the particular representation and warranty which such disclosure is intended to modify is reasonably apparent), the Company and its Affiliates hereby represents and warrants to the Investor as follows as of the date hereof and as of the Closing Date:
Section 4.1 Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals (as defined in Section 4.5 below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
Section 4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Purchased Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined in Section 4.5 below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
Section 4.4 Issuance of the Securities. The Purchased Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the other Transaction Documents.

Section 4.5 Capitalization. The capitalization of the Company includes the number of shares of Common Stock owned of record, and, to the knowledge of the Company, beneficially, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on the Schedule of Exceptions or as a result of the purchase and sale of the Purchased Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Purchased Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Purchased Securities. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party (other than those contemplated in connection with the Transaction Documents) or, to the knowledge of the Company, between or among any of the Company’s shareholders.
Section 4.6 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.7 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) decreasing its revolving line of credit with Bank of America N.A. to a total of $20,000,000, (B) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (C) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending issues before the SEC except a question regarding the change of control provision in the previous convertible note signed with the investor that the investor has retroactively deleted. Except for the issuance of the Purchased Securities contemplated by this Agreement or as set forth on Schedule 4.9, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.
Section 4.8 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action which has resulted in a final judgment involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Section 4.9 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.10 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
Section 4.11 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
Section 4.12 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

Section 4.13 Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.14 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
Section 4.15 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

Section 4.16 Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
Section 4.17 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.
Section 4.18 Private Placement. Assuming the accuracy of the Investor representations and warranties set forth in Article 5, no registration under the Securities Act is required for the offer and sale of the Purchased Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Purchased Securities hereunder does not contravene the rules and regulations of the Trading Market.
Section 4.19 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
Section 4.20 Registration Rights. Other than pursuant to this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, other than registration statements which have already been filed and declared effective or that have been filed and await declaration of effectiveness by the SEC.
Section 4.21 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received any notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.22 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the SEC Reports and the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases and the SEC Reports filed or disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 5 below.
Section 4.23 No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Article 5, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
Section 4.24 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Purchased Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. All material secured and unsecured indebtedness of the Company is set forth in the Company’s SEC Reports.

Section 4.25 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.
Section 4.26 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor and, to the extent applicable, other “accredited investors” within the meaning of Rule 501 under the Securities Act.
Section 4.27 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
Section 4.28 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents, and the Company is current with respect to any fees owed to its accountants and lawyers.
Section 4.29 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Purchased Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 4.30 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchased Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Purchased Securities.
Section 4.31 Employee Benefit Plans.
(a) Except as set forth in the Schedule of Exceptions, (i) the Company does not maintain or contribute to or have any obligation to contribute to, or have any direct or indirect liability, whether contingent or otherwise, with respect to any plan, program, agreement, arrangement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, whether or not subject to ERISA (as defined below) (including any funding mechanism now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether oral or written (individually a “Plan,” and collectively, the “Plans”); and (ii) neither the Company nor any person who would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code (as defined below) maintains or contributes to, or has had during the preceding six years maintained or contributed to, or has had during such period the obligation to maintain or contribute, or may have any liability with respect to, any Plan subject to Title IV of ERISA or Section 412 of the Code or any “multiple employer plan” within the meaning of the Code or ERISA. No Plan is (i) a nonqualified deferred compensation retirement plan, contract or arrangement; (ii) a qualified defined contribution plan (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 414(i) of the Internal Revenue Code of 1986, as amended (the “Code”)); (iii) a qualified defined benefit plan (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); or (iv) an employee welfare benefit plan (as defined in Section 3(1) of ERISA).
(b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA), which the Company maintains or to which it contributes, comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and (iii) no event has occurred in connection with which the Company or any Plan could be subject to any material liability under ERISA, the Code or otherwise.

(c) The Company does not contribute (and has not ever contributed or had any obligation to contribute) to any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in the Schedule of Exceptions and (ii) health care continuation benefits described in Section 4980B of the Code.
(d) To the Company’s knowledge, neither the Company nor any of its directors, officers, employees or other “fiduciaries,” as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company or any of its directors, officers or employees to any liability under ERISA or any applicable law.
(e) The Company has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.
Section 4.32 Outstanding Borrowing. The Company’s SEC Reports set forth all material indebtedness of the Company as of the date hereof, the liens that relate to such indebtedness and that encumber the Company’s assets and the name of each lender thereof. No holder of indebtedness of the Company is entitled to any voting rights in any matters voted upon by the holders of the Common Stock.
Section 4.33 Lack of Similar Agreement. The Company confirms that it has not entered into a similar agreement with any other Institution, fund or investor for a convertible note, over the last 45 days preceding the signing of this agreement. The Company also confirms that it will not offer any other investor better terms than agreed to in this agreement, for a convertible note of up to $10 million, for a period of 90 days after the closing of this agreement without the prior written approval of the Investor.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
The Investor represents and warrants to the Company for itself as follows:
Section 5.1 Authorization. The Investor has full power and authority to enter into and perform under this Agreement in accordance with its terms. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by each the Investor, and is the valid and binding agreement of each the Investor and is enforceable against each the Investor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

Section 5.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Purchased Securities will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any third-party to sell, transfer or grant participations to such third-party or to any third-person, with respect to any of the Purchased Securities.
Section 5.3 Reliance Upon Investor’s Representations; Restrictions on Resale. The Investor understands that none of the Notes or Conversion Shares have been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Notes and the Conversion Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The Investor also understands that any Conversion Shares will be issued without prior registration thereof under the Securities Act or applicable state securities laws in reliance upon Section 4(2) of the Securities Act and transactional exemptions from registration under applicable state securities laws based upon appropriate representations of the Investor. As such, the Conversion Shares will be subject to transfer restrictions similar to restrictions applicable to the Convertible Notes. The Investor understands (i) that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the SEC and (ii) that in any event the Investor may not sell any securities acquired hereunder pursuant to Rule 144 prior to the expiration of a one-year period (or such shorter period as the SEC may hereafter adopt) after the Investor has acquired such securities. The Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.
Section 5.4 Receipt of Information. The Investor represents that the Company has provided the Investor at a reasonable time prior to the execution of this Agreement sufficient opportunity to ask questions and receive answers from the Company’s management concerning the Company’s business, management and financial affairs and the terms and conditions of the offering of the Purchased Securities and the Conversion Shares and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. The Investor has reviewed the representations concerning the Company contained in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investor to rely thereon.

Section 5.5 Investment Experience. The Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and the Conversion Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Notes and Conversion Shares.
Section 5.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Act, as presently in effect.
Section 5.7 Legends. To the extent applicable, each certificate or other document evidencing any of the Purchased Securities shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”
The Company shall make a notation regarding the restrictions on transfer of the Conversion Shares or other Purchased Securities in its books and the Conversion Shares and other Purchased Securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel reasonably satisfactory to the Company that such registration is not required; provided, however, that (i) the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances and (ii) the Company will not require opinions of counsel for transfers to affiliated entities managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by or under common control with such manager, managing partner or management company so long as the transferor certifies in writing to the Company that the transferor is not receiving any consideration in connection with the transfer and so long as the transferee will be subject to the terms of these restrictions to the same extent as if such transferee were an original Investor hereunder.

ARTICLE VI
COVENANTS
The Company covenants that for so long as any Notes remain outstanding:
Section 6.1 Inspection, Consultation and Advice. The Company shall permit the Investor and such persons as the Investor may designate, at the Investor’s expense, upon reasonable notice and at such times as the Investor may reasonably request to visit and inspect any of the properties of the Company, examine its books and records (including without limitation product complaint histories and related information) and take copies and extracts therefrom, discuss the affairs (including, without limitation, operations and relations with suppliers), finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Investor and any such designees such affairs, finances and accounts), and consult with the management of the Company as to such affairs, finances and accounts of the Company and its subsidiaries, all at reasonable times and upon reasonable notice.
Section 6.2 Conditions to Closing. The Company shall use best efforts to cause the conditions set forth in Article 8 to be satisfied with respect to the Closing as soon as practicable.
Section 6.3 Reserve of Shares or Cash. The Company shall reserve and keep available such number of its duly authorized and registered but unissued shares of Common Stock as is necessary to comply with the terms of this Agreement and the Convertible Notes and Conversion Shares or be willing to pay cash against conversion of a note. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable securities laws in connection with the issuance of any shares issued by it in order to comply with the terms of this Agreement, the Convertible Notes, and the Conversion Shares. The company intends to get shares registered through a shelf registration so that it has enough registered shares in case the company opted to issue shares instead of cash when a note is exercised.
Section 6.4 Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the failure to comply with which would have a Material Adverse Effect.
Section 6.5 Use of Proceeds. The Company shall use the cash proceeds of the Purchased Securities to fund acquisitions or for the Company’s working capital needs or for the satisfaction of any portion of the Company’s debt or to redeem any Common Stock or Common Stock Equivalents.
Section 6.6 Dividends. Neither the Company nor any of its Subsidiaries shall pay dividends to its respective stockholders unless such dividend on the next Interest Payment Date under the Notes on an as-if converted basis.

Section 6.7 Securities Law Disclosure; Publicity. The Company may, by 12:00 p.m. (Atlanta City time) on the fourth Trading Day following the date hereof (or such shorter time period as shall be required by Form 8-K or otherwise agreed to by the parties), issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the Transaction Documents as exhibits thereto. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not include the name of the Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by Section 6.12 hereof and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (ii).
Section 6.8 Reservation and Listing of Shares.
The Company shall either maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents or alternately settle the exercise of the note in the form of cash.
ARTICLE VII
CONDITIONS TO OBLIGATION OF THE COMPANY
The obligation of the Company to sell Purchased Securities to the Investor at the Closing is subject to the satisfaction, on or before the Closing, of the conditions set forth in this Article 7.
Section 7.1 Representations and Warranties. The representations and warranties contained in Article 5 shall be true, complete and correct as of the date hereof and, as of the Closing Date as though such representations and warranties had been made on and as of such date.
Section 7.2 Performance. The Investor shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by them prior to or at the date of the Closing.
Section 7.3 Required Consents. The Company shall have obtained the written consent or approval of each person whose consent or approval is required in connection with this Agreement.

Section 7.4 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of Company, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of the Company, threatened.
Section 7.5 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.
ARTICLE VIII
CONDITIONS TO THE OBLIGATIONS OF INVESTOR
The obligation of the Investor to purchase the Purchased Securities at the Closing is subject to the satisfaction, on or before the Closing, of the conditions set forth in this Article 7.
Section 8.1 Representations and Warranties. The representations and warranties contained in Article 4 shall be true, complete and correct as of the date hereof and, as of the Closing Date (as though such representations and warranties had been made on and as of such date), and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect to the Investor in writing.
Section 8.2 Performance. The Company shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by it prior to or at the date of the Closing, and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Investor in writing to such effect and to the further effect that all of the conditions set forth in this Article 8 have been satisfied.
Section 8.3 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and their counsel, and the Investor and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.
Section 8.4 Required Consents. The Company shall have obtained the written consent or approval, in form and substance reasonably satisfactory to the Investor, of each person whose consent or approval is required in connection with this Agreement.
Section 8.5 Litigation. No suit, action or other proceeding shall be pending or, to the knowledge of the Company, threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or other proceeding shall be pending or, to the knowledge of Company, threatened.

Section 8.6 Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.
Section 8.7 No Material Adverse Changes. Since the date of this Agreement, no events shall have occurred or circumstances arisen which are reasonably expected, individually or in the aggregate, to have or result in a Material Adverse Effect upon the Company. The Company shall fully cooperate as reasonably requested by the Investor to enable the Investor to determine that this condition has been satisfied.
Section 8.8 Liens. There shall exist as of the Closing no Liens, other than Permitted Liens, on any assets or properties of the Company.
Section 8.9 Prior Preemptive Rights. All of the Company’s obligations regarding preemptive or first refusal rights with respect to the issuance of its securities shall have been terminated in their entirety or duly waived pursuant to a written instrument in form and content satisfactory to the Investor and the Investor’s counsel with respect to (a) the issuance of the Purchased Securities and (b) the issuance of the Conversion Shares.
Section 8.10 No Default. Since the date hereof, no default (or event which, with the passage of time and/or the giving of notice, would constitute a default) of the Company shall have occurred under this Agreement or any of the Transaction Documents.
ARTICLE IX
INDEMNIFICATION
Section 9.1 Indemnification of Investor. The Company shall indemnify, defend and hold harmless the Investor and its respective subsidiaries, officers, directors and owners from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (“Indemnifiable Losses”), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder (i) by reason of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any agreement, certificate contemplated by this Agreement or any agreement, certificate, or document executed and delivered by the Company pursuant hereto or in connection with any of the transactions contemplated by this Agreement or (ii) any Indemnifiable Losses arises under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, including financial statements and schedules, and all other documents filed as a part thereof, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or in the prospectus related thereto, in the form first filed with the SEC pursuant to Rule 424(b) under the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”) or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Investor for reasonable legal and other expenses as such expenses are incurred by the Investor or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the Investor to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (ii) the failure of the applicable Investor to comply with the covenants and agreements contained in Section 5.2 of this Agreement regarding the resale of the Shares, or (iii) the inaccuracy of any representations and warranties made by the Investor in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus or supplement thereto that was delivered to the Investor a reasonable amount of time before the pertinent sale or sales by the Investor or (v) a direct claim against the Company by such Investor if such Investor is a person that is under common control with any Investor (as opposed to a third-party claim against such Investor).
Section 9.2 Indemnification of the Company. The Investor shall indemnify, defend and hold harmless the Company and each of its subsidiaries, officers, directors and stockholders from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of any representation, warranty, covenant or agreement by the Investor contained in this Agreement or any agreement, certificate or document executed and delivered by the Investor pursuant hereto or in connection with any of the transactions contemplated by this Agreement, (ii) any failure on the part of such Investor to comply with the covenants and agreements contained in Section 5.2 of this Agreement regarding the resale of the Shares or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein and such Investor will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person for reasonable legal and other expenses as such expenses are incurred by the Company, each of its directors, each of its officers who signed the Registration Statement and each controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Investor shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Investor has delivered to the Company in writing a correction of such untrue statement or omission of a material fact a reasonable amount of time before the occurrence of the transaction from or upon which such loss, claim, damage, liability or expense arose or was based.

Section 9.3 Third-Party Claims. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 9, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party’s ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought.
Section 9.4 Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party’s control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.
ARTICLE X
TERMINATION AND DEFAULT
Section 10.1 Termination. The obligation of the parties hereto to consummate the remaining transactions contemplated hereby may be terminated and abandoned at any time at or before the Closing if any of the following events occurs:
(a) by and at the written option of the Investor or the Company if the Closing shall not have occurred on or before August  _____, 2009, provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of or resulted in, the failure to complete the Closing by such date; or
(b) by Investor if there shall have occurred any event that would constitute a Material Adverse Effect for the Company; or
(c) by the mutual written consent of each of the parties; or
(d) by and at the option of the Investor or the Company if any governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.
Section 10.2 Effect.
(a) Upon termination of this Agreement, the Investor’s rights and obligations to purchase any Convertible Notes or Conversion Shares pursuant to Article 2 hereof shall terminate.

ARTICLE XI
OTHER PROVISIONS
Section 11.1 Further Assurances. At such time and from time to time on and after the date hereof upon request by the Investor, the Company will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be reasonably required for the better conveying, transferring, assigning, delivering, assuring and confirming to the Investor, or to the Investor’s respective successors and assigns, all of the Conversion Shares or to otherwise carry out the purposes of this Agreement and the agreements, documents and instruments contemplated hereby.
Section 11.2 Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.
Section 11.3 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the Closing and remain in full force and effect; provided, however, that the representations and warranties shall expire on the second anniversary of the date of the Closing hereunder. No independent investigation of the Company by the Investor, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by the Company in this Agreement.
Section 11.4 Consent, Waiver, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as otherwise specifically provided herein, in each case in which approval of the Investor is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of the Investor. With the written consent of the Investor, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may amend or eliminate any of the provisions of this Agreement; provided, however, that no such waiver or amendment shall, without the written consent of the holders of all Purchased Securities at the time outstanding, amend this Section 11.4. Written notice of any such waiver, amendment, or consent shall be given to the record holders of the Purchased Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11.4.

Section 11.5 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of any entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:
if to the Investor to:
Rennes Foundation

if to the Company to:
Ebix, Inc.
5 Concourse Parkway
Suite 3200
Atlanta, GA 30328
Attn: Robin Raina
Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).
Section 11.6 Public Announcement. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. No party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties’ written consent, except as may be required by applicable law (including applicable rules and regulations of the SEC) or stock exchange regulation, and except for communications to employees.
Section 11.7 Expenses. Subject to the following sentence, the Company and the Investor shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

Section 11.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
Section 11.9 Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.
Section 11.10 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.
Section 11.12 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Securities.
Section 11.13 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first written above.

EBIX, INC. a Delaware corporation

By:	/s/ Robin Raina Name: Robin Raina Title: President & Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first written above.

INVESTOR:

Rennes Foundation

By:	/s/ Rolf Herter Name: Rolf Herter Title: Director

EXHIBIT A
FORM OF CONVERTIBLE PROMISSORY NOTE
(attached hereto)

C-1